Exhibit 10.3

AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT

This Amendment No. 1 to Intercreditor Agreement (this “Amendment”), is entered into as of January 24, 2006, by and among Carl E. Berg (“Creditor”), Venture Banking Group, a division of Greater Bay Bank N.A. (“Bank”), the purchasers of Senior Secured Convertible Notes Due January 1, 2011 issued by Focus Enhancements, Inc. who are identified on Exhibit A attached hereto (the “Purchasers”) and Ingalls & Snyder LLC, a New York limited liability company, as agent for the Purchasers (“Purchasers’ Agent”).  Capitalized terms used in this Amendment without definition have the meanings ascribed to them in the Intercreditor Agreement dated as of November 15, 2004, between Creditor and Bank (the “Agreement”).

WHEREAS, the Purchasers intend to lend funds to Focus Enhancements, Inc. (“Borrower”) pursuant to a Senior Secured Convertible Note Purchase Agreement;

WHEREAS, Bank has previously loaned funds to Borrower, which loan is secured by the Bank Collateral and is guarantied by Creditor; and

WHEREAS, Bank and Creditor wish to amend the Agreement to add the Purchasers and Purchasers’ Agent as parties to the Agreement.

The parties hereto agree as follows:

1.                                       The Agreement is hereby amended to add the Purchasers as parties to the Agreement and, for all purposes of the Agreement, to provide that the capitalized term “Creditor” shall include the Purchasers such that the Purchasers have the same rights and obligations of Creditor under the Agreement, so long as the total indebtedness of Borrower to Bank does not exceed $6,500,000 in principal amount plus accrued interest, and fees and expenses collectible under the applicable loan documents (the “Maximum Priority Debt Amount”).  Bank and Creditor agree that the Purchasers will not be bound by the Agreement to the extent the Borrower’s total debt to Bank exceeds the Maximum Priority Debt Amount.  Purchasers, Creditor and Bank agree that Purchasers’ Agent shall be the representative and agent of the Purchasers for all purposes under this Amendment and the Agreement, which Purchasers’ Agent acknowledges by his signature below.

2.                                       Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Agreement are hereby ratified and confirmed and shall remain in full force and effect.  The Agreement and this Amendment shall be read and construed together as a single agreement.  This Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

3.                                       Creditor agrees that the Unconditional Guaranty dated as of November 15, 2004 executed by Creditor for the benefit of Bank with respect to the obligations of Borrower to Bank shall remain in full force and effect.

IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be executed and delivered as of the date first written above.

CREDITOR

/s/ Carl Berg
CARL E. BERG

VENTURE BANKING GROUP, A DIVISION OF GREATER BAY BANK, N.A.

By:	/s/ Tod Racine

Name:	Tod Racine

Its:	Senior Vice President

PURCHASERS’ AGENT

Ingalls & Snyder LLC

By:	/s/ Thomas Boucher Jr.

Name:	Thomas Boucher Jr.

Title (if applicable):	Manager

SIGNATURE PAGE TO AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT

IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be executed and delivered as of the date first written above.

THE PURCHASERS

By:

Name:

Title:

EXHIBIT A

SCHEDULE OF PURCHASES